Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(5)

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(Form Type)

Equinix, Inc.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Carry Forward Securities

	Security Type	Security Class Title	Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	Rule 415(a)(6) (1)	N/A	N/A	$969,649,932 (2)			S-3	333-249763	October 30, 2020	$106,855.422506
	Total Offering Amounts					$969,649,932		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered pursuant to the registration statement on Form S-3, filed on October 27, 2023 (File No. 333-275203) (the “New Registration Statement”) of which this prospectus supplement forms a part include $969,649,932 of unsold common stock (the “Unsold Securities”) previously registered pursuant to the registration statement on Form S-3 (File No. 333-249763), filed on October 30, 2020 (the “Prior Registration Statement”) and the prospectus supplement dated November 4, 2022 (the “Prior Prospectus Supplement”) that supplements the base prospectus included in the Prior Registration Statement. In connection with the filing of the Prior Registration Statement, the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of the Prior Registration Statement in accordance with Rules 456(b) and 457(r) of the Securities Act. The registrant paid a filing fee of $165,300 in connection with the offering of the securities pursuant to the Prior Prospectus Supplement, including a filing fee of $106,855.422506 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Prospectus Supplement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered under the New Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of the New Registration Statement or this prospectus supplement.
(2)	An indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $969,649,932 are being offered hereunder as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 of the Securities Act, the shares of common stock being offered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being offered hereunder as a result of stock splits, stock dividends or similar transactions.